Exhibit 24(b)


               CONSENT OF INDEPENDENT ACCOUNTANTS


As independent accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 for the Anuhco, Inc. 1992 Incentive Stock Plan, File No. 33-51494, the American Carriers, Inc. 1983 Incentive Stock Option Plan, File No. 2-86915, and the Stock Option Agreement by and between Anuhco, Inc. and C. Ted McCarter, effective May 31, 1995, File No. 33-62553.


                                /s/ Arthur Andersen, LLP
                                ARTHUR ANDERSEN, LLP


Kansas City, Missouri

March 11, 1996



